EXHIBIT 99.1

HCC Completes Filings and Reports Third Quarter 2006 Results

HOUSTON, Dec. 27, 2006 (PRIME NEWSWIRE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) announced today that its independent review of the Company's option granting practices has concluded and the Company has filed a Form 10-K/A for the year ended December 31, 2005, a Form 10-Q/A for the quarter ended March 31, 2006, and Forms 10-Q for the quarters ended June 30 and September 30, 2006. As a result of these filings, and with subsequent delivery of these filings to the trustee for the Convertible Noteholders, the Company will have cured any possible Event of Default arising from the failure to timely deliver these reports under the Indentures governing the Company's outstanding 1.30% and 2.00% Convertible Notes.

The gross non-cash compensation expense relating to the correction of errors discovered in our option investigation for the years 1997 through and including 2005 was $26.6 million. This pretax charge had no impact on our reported net revenue, cash or cash flow. At December 31, 2005, the net after-tax decrease in shareholders' equity due to the restatement of previously filed financial statements was $3.3 million.

The Company provided the following discussion of its previously unreleased earnings for the third quarter and first nine months of 2006.

Net earnings for the third quarter of 2006 increased to $93.3 million, or $0.80 per diluted share, from $7.4 million, or $0.07 per diluted share, for the third quarter of 2005. The prior year includes the impact of hurricane losses and the effect of reinsurance commutations completed during the quarter, which together reduced net earnings by $65.2 million, or $0.59 per diluted share.

For the first nine months of 2006, net earnings increased 107% to $261.5 million, or $2.24 per diluted share from $126.2 million, or $1.17 per diluted share for the same period of 2005.

Frank J. Bramanti, Chief Executive Officer, said, "Our results were positively affected by the lack of catastrophes in the period and continue to show the execution of our strategic business plan. We will continue to explore opportunities to expand our businesses."

Total revenue showed significant growth, increasing 24% for the first nine months of 2006 to $1.5 billion from $1.2 billion in the corresponding period of 2005. This increase was primarily due to growth in net earned premium and higher investment income.

The GAAP net combined ratio of our insurance company subsidiaries for the first nine months of 2006 was 82.9% compared to 94.5% in the same period of 2005 (84.7% excluding the effects of the hurricanes and reinsurance commutations completed during the first nine months of 2005) and on substantially higher net earned premium.

Premium of our insurance company subsidiaries continued to grow substantially during the first nine months of 2006, with net written premium increasing 17% to $1.3 billion from $1.1 billion during the first nine months of 2005 and net earned premium increasing by 21% to $1.2 billion from $995.9 million during the same period.

Mr. Bramanti added, "Although there is increased competition, our diverse lines of business continue to perform at acceptable margins. We anticipate this to continue in the fourth quarter and are optimistic about 2007."

Fee and commission income increased during the first nine months of 2006 to $104.4 million from $101.0 million in the same period of 2005. The company intends to continue to focus on expanding its agency operations.

During the first nine months, investment income increased from $70.0 million in 2005 to $109.0 million in 2006 while other operating income grew from $26.1 million to $59.1 million in the same period. The Company continues to follow a conservative investment philosophy with a relatively short duration portfolio, no high yield bonds and relatively few equity investments. Total investments rose 17% to $3.8 billion compared to year end 2005.

Cash flow from operating activities decreased 21% during the first three quarters of 2006 to $359.7 million from $453.3 million during the first nine months of 2005. This was primarily due to a large reinsurance commutation in the prior year period.

As of September 30, 2006, total assets grew more than 7% to $7.5 billion; book value per share increased 15% to $17.59; and shareholders' equity grew 16% to almost $2.0 billion, all compared to December 31, 2005. The Company's debt to total capital ratio was 16.7% at the end of the third quarter of 2006. See attached tables.

HCC will hold an open conference call beginning at 4:00 p.m. (CST) on Wednesday, December 27, to discuss our third quarter results. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available until Friday, January 12, 2007.

Headquartered in Houston, Texas, HCC is a leading international specialty insurance group with offices across the United States and in Bermuda, Spain and the United Kingdom. HCC has assets exceeding $7.5 billion, shareholders' equity of almost $2.0 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

The HCC Insurance Holdings, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1977

For more information, visit our website at www.hcc.com.

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

               HCC Insurance Holdings, Inc. and Subsidiaries
                           Financial Highlights
                            September 30, 2006
              (Unaudited, in thousands except per share data)

                                     Three Months Ended September 30,
                                          2006               2005
                                     -------------      -------------

 Gross written premium                 $ 536,101          $ 525,447

 Net written premium                     422,581            371,698

 Net earned premium                      421,050            338,058

 Fee and commission income                38,862             32,073

 Net investment income                    36,205             24,998

 Other operating income                   20,276             16,864

 Total revenue                           516,697            412,031

 Net earnings                             93,257              7,412

 Earnings per share (diluted)               0.80               0.07

 Cash flow from operations                99,765            334,417

 Weighted average
  shares outstanding (diluted)           117,003            109,818

 GAAP net loss ratio                        56.1%              87.5%

 GAAP combined ratio                        80.6%             112.8%

                                     September 30,       December 31,
                                         2006                2005
                                    --------------      -------------

 Total investments                    $ 3,804,379       $ 3,257,428

 Total assets                           7,544,239         7,028,800

 Shareholders' equity                   1,961,208         1,690,435

 Debt to total capital                      16.7%              15.5%

 Book value per share                    $ 17.59            $ 15.26

              HCC Insurance Holdings, Inc. and Subsidiaries
                          Financial Highlights
                           September 30, 2006
             (Unaudited, in thousands except per share data)

                                     Nine Months Ended September 30,
                                          2006             2005
                                     -------------    --------------

 Gross written premium                  $1,628,213      $1,540,002

 Net written premium                     1,299,114       1,107,443

 Net earned premium                      1,204,941         995,901

 Fee and commission income                 104,409         100,999

 Net investment income                     108,959          70,039

 Other operating income                     59,071          26,116

 Total revenue                           1,476,187       1,195,093

 Net earnings                              261,543         126,156

 Earnings per share (diluted)                 2.24            1.17

 Cash flow from operations                 359,706         453,254

 Weighted average
  shares outstanding (diluted)             116,986         108,003

 GAAP net loss ratio                          57.2%           68.3%

 GAAP combined ratio                          82.9%           94.5%

                                        September 30,   December 31,
                                           2006            2005
                                        ----------      ----------
 Total investments                      $3,804,379      $3,257,428

 Total assets                            7,544,239       7,028,800

 Shareholders' equity                    1,961,208       1,690,435

 Debt to total capital                        16.7%           15.5%

 Book value per share                   $    17.59      $    15.26

                 HCC Insurance Holdings, Inc. and Subsidiaries
                     Condensed Consolidated Balance Sheets
                           (Unaudited, in thousands)

                                  September 30,    December 31,
                                      2006             2005
                                 -------------     -----------
 ASSETS

 Investments:
    Fixed income securities         $2,840,610      $2,268,624
    Short-term investments             673,406         839,581
    Other investments                  290,363         149,223
                                    ----------      ----------
          Total investments          3,804,379       3,257,428
 Cash                                   59,638          73,935
 Restricted cash and
  cash investments                     171,501         170,978
 Premium, claims and
  other receivables                    867,127         884,654
 Reinsurance recoverables            1,305,952       1,361,983
 Ceded unearned premium                244,003         239,416
 Ceded life and
  annuity benefits                      72,429          73,415
 Deferred policy
  acquisition costs                    181,111         156,253
 Goodwill                              554,430         532,947
 Other assets                          283,669         277,791
                                    ----------      ----------
       Total assets                 $7,544,239      $7,028,800
                                    ==========      ==========

 LIABILITIES

 Loss and loss adjustment
  expense payable                   $2,907,626      $2,813,720
 Life and annuity
  policy benefits                       72,429          73,415
 Reinsurance balances payable          139,384         176,954
 Unearned premium                      924,518         807,109
 Deferred ceding commissions            67,231          67,886
 Premium and claims payable            684,660         753,859
 Notes payable                         393,167         309,543
 Accounts payable and
  accrued liabilities                  394,016         335,879
                                    ----------      ----------
       Total liabilities             5,583,031       5,338,365

 SHAREHOLDERS' EQUITY

 Common stock                          111,491         110,803
 Additional paid-in capital            786,759         762,170
 Retained earnings                   1,029,318         798,388
 Accumulated other
  comprehensive income                  33,640          19,074
                                    ----------      ----------
    Total shareholders' equity       1,961,208       1,690,435
                                    ----------      ----------
    Total liabilities and
     shareholders' equity           $7,544,239      $7,028,800
                                    ==========      ==========

             HCC Insurance Holdings, Inc. and Subsidiaries
             Condensed Consolidated Statements of Earnings
            (Unaudited, in thousands except per share data)

                            Nine months ended      Three months ended
                              September 30,          September 30,
                             2006       2005       2006        2005
                          ----------  ---------  ---------  ---------
 REVENUE
 Net earned premium       $1,204,941  $ 995,901  $ 421,050  $ 338,058
 Fee and commission income   104,409    100,999     38,862     32,073
 Net investment income       108,959     70,039     36,205     24,998
 Net realized investment
  gain (loss)                 (1,193)     2,038        304         38
 Other operating income       59,071     26,116     20,276     16,864
                          ----------  ---------  ---------  ---------
   Total revenue           1,476,187  1,195,093    516,697    412,031
                          ----------  ---------  ---------  ---------
 EXPENSE
 Loss and loss adjustment
  expense, net               689,122    679,932    236,030    295,768
 Policy acquisition
  costs, net                 231,012    187,696     78,203     65,708
 Other operating expense     156,279    137,077     59,277     41,206
 Interest expense              7,912      5,848      3,475      2,070
                          ----------  ---------  ---------  ---------
   Total expense           1,084,325  1,010,553    376,985    404,752
                          ----------  ---------  ---------  ---------
 Earnings from continuing
  operations before income
  tax expense                391,862    184,540    139,712      7,279
 Income tax expense on
  continuing operations      130,319     59,091     46,455        574
                          ----------  ---------  ---------  ---------
 Earnings from continuing
  operations                 261,543    125,449     93,257      6,705
 Earnings from
  discontinued operations,
  net of income tax
  expense                         --        707         --        707
                          ----------  ---------  ---------  ---------
   Net earnings           $  261,543  $ 126,156  $  93,257  $   7,412
                          ==========  =========  =========  =========
 Basic earnings per share
  data:
 Earnings from continuing
  operations              $     2.35  $    1.20  $    0.84  $    0.06
 Earnings from
  discontinued operations         --       0.01         --       0.01
                          ----------  ---------  ---------  ---------
   Net earnings per share $     2.35  $    1.21  $    0.84  $    0.07
                          ==========  =========  =========  =========
 Weighted average shares
  outstanding                111,198    104,617    111,359    105,623
                          ==========  =========  =========  =========
 Diluted earnings per
  share data:
 Earnings from continuing
  operations              $     2.24  $    1.16  $    0.80  $    0.06
 Earnings from
  discontinued operations         --       0.01         --       0.01
                          ----------  ---------  ---------  ---------
   Net earnings per share $     2.24  $    1.17  $    0.80  $    0.07
                          ==========  =========  =========  =========
 Weighted average shares
  outstanding                116,986    108,003    117,003    109,818
                          ==========  =========  =========  =========
 Cash dividends declared,
  per share               $    0.275  $   0.207  $   0.100  $   0.075
                          ==========  =========  =========  =========

             HCC Insurance Holdings, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                       (Unaudited, in thousands)

                            Nine months ended     Three months ended
                               September 30,        September 30,
                             2006        2005       2006      2005
                          ----------  ---------  ---------  ---------
 Cash flows from operating
  activities:
  Net earnings            $  261,543  $ 126,156  $  93,257  $   7,412
  Adjustments to reconcile
   net earnings to net
   cash provided by
   operating activities:
   Change in premium,
    claims and other
    receivables               36,626    (74,007)    46,924     16,604
   Change in reinsurance
    recoverables              56,031   (145,305)    47,336   (126,291)
   Change in ceded
    unearned premium          (4,587)    60,509     (5,722)    14,648
   Change in loss and loss
    adjustment expense
    payable                   93,906    521,365    (10,815)   396,478
   Change in reinsurance
    balances payable         (37,509)   (23,906)   (14,803)    15,744
   Change in unearned
    premium                  113,638     42,994     10,559     17,458
   Change in premium and
    claims payable, net of
    restricted cash          (78,293)    30,585    (61,071)    15,049
   Change in trading
    portfolio                (99,193)   (54,654)   (14,702)   (16,600)
   Depreciation and
    amortization expense      12,242     11,063      4,598      3,703
   Stock-based
    compensation expense       9,463      1,920      3,373        750
   Other, net                 (4,161)   (43,466)       831    (10,538)
                          ----------  ---------  ---------  ---------
     Cash provided by
     operating activities    359,706    453,254     99,765    334,417
                          ----------  ---------  ---------  ---------

 Cash flows from investing
  activities:
  Sales of fixed income
   securities                184,175    163,841     20,078     49,071
  Maturity or call of
   fixed income securities   174,758    133,391     57,060     34,923
  Cost of securities
   acquired                 (958,822)  (733,400)  (167,437)  (235,256)
  Change in short-term
   investments               171,198     36,234    (47,658)  (145,482)
  Sale of strategic
   investment                 40,354      7,758     22,991      7,758
  Payments for purchase of
   subsidiaries, net of
   cash received             (55,290)   (44,288)   (17,833)    (9,407)
  Sale of subsidiary              --     10,448         --     10,448
  Other, net                  (8,612)   (14,627)    (3,515)    (3,249)
                          ----------  ---------  ---------  ---------
   Cash used by investing
    activities              (452,239)  (440,643)  (136,314)  (291,194)
                          ----------  ---------  ---------  ---------

 Cash flows from financing
  activities:
  Issuance of notes payable  140,000     36,000    101,000      3,000
  Payments on notes payable  (56,346)   (37,554)   (45,097)   (23,089)
  Sale of common stock        14,973     32,684      5,313      3,847
  Dividends paid             (27,774)   (19,606)   (11,126)    (7,890)
  Other                        7,383     (3,814)     1,755         --
                          ----------  ---------  ---------  ---------
   Cash provided (used) by
    financing activities      78,236      7,710     51,845    (24,132)
                          ----------  ---------  ---------  ---------

 Net increase (decrease)
  in cash                    (14,297)    20,321     15,296     19,091

 Cash at beginning of
  period                      73,935     69,933     44,342     71,163
                          ----------  ---------  ---------  ---------

   Cash at end of period  $   59,638  $  90,254  $  59,638  $  90,254
                          ==========  =========  =========  =========

             HCC Insurance Holdings, Inc. and Subsidiaries
                       Insurance Company Premium
                           September 30, 2006
                       (Unaudited, in thousands)

                                3rd Qtr       3rd Qtr     Change
                                 2006          2005%
                               ---------     ---------   -------
 GROSS WRITTEN

 Diversified financial
  products                     $ 240,046     $ 241,781       (1)%
 Group life, accident & health   142,457       147,236       (3)
 Aviation                         50,976        53,090       (4)
 London market account            44,799        32,366       38
 Other specialty lines            57,837        49,991       16
 Discontinued lines                  (14)          983       nm
                               ---------     ---------   -------
                               $ 536,101     $ 525,447        2%
                               =========     =========   =======

 NET WRITTEN

 Diversified financial
  products                     $ 200,333     $ 184,931        8%
 Group life, accident & health   130,007       124,358        5
 Aviation                         38,446        31,597       22
 London market account            20,761          (370)      nm
 Other specialty lines            32,963        30,220        9
 Discontinued lines                   71           962       nm
                               ---------     ---------   -------
                               $ 422,581     $ 371,698       14%
                               =========     =========   =======

 NET EARNED PREMIUM

 Diversified financial
  products                     $ 189,744     $ 143,084       33%
 Group life, accident & health   129,234       125,079        3
 Aviation                         40,430        35,008       15
 London market account            31,590         8,784      260
 Other specialty lines            30,033        25,023       20
 Discontinued lines                   19         1,080       nm
                               ---------     ---------   -------

                               $ 421,050     $ 338,058       25%
                               =========     =========   =======

 nm - Not meaningful comparison

             HCC Insurance Holdings, Inc. and Subsidiaries
                       Insurance Company Premium
                          September 30, 2006
                       (Unaudited, in thousands)

                              Year to Date  Year to Date   Change
                                 2006          2005%
                              ----------    ----------   -------
 GROSS WRITTEN

 Diversified financial
  products                     $ 690,779     $ 665,400        4%
 Group life, accident & health   415,215       453,558       (8)
 Aviation                        166,072       159,446        4
 London market account           202,964       124,134       64
 Other specialty lines           152,960       133,766       14
 Discontinued lines                  223         3,698       nm
                              ----------    ----------   -------
                              $1,628,213    $1,540,002        6%
                              ==========    ==========   =======

 NET WRITTEN

 Diversified financial
  products                     $ 574,098     $ 480,405       20%
 Group life, accident & health   388,895       381,367        2
 Aviation                        128,810        99,879       29
 London market account           111,278        64,938       71
 Other specialty lines            96,056        78,542       22
 Discontinued lines                  (23)        2,312       nm
                              ----------    ----------   -------

                              $1,299,114    $1,107,443       17%
                              ==========    ==========   =======

 NET EARNED PREMIUM

 Diversified financial
  products                     $ 538,063     $ 371,414       45%
 Group life, accident & health   385,257       380,681        1
 Aviation                        112,661       101,817       11
 London market account            80,455        66,402       21
 Other specialty lines            88,569        69,574       27
 Discontinued lines                 (64)         6,013       nm
                              ----------    ----------   -------
                              $1,204,941     $ 995,901       21%
                              ==========    ==========   =======

 nm - Not meaningful comparison

             HCC Insurance Holdings, Inc. and Subsidiaries
                    Consolidated Insurance Companies
                            Net Loss Ratios
                           September 30, 2006
                       (Unaudited, in thousands)

                                            Year to Date 2006
                                     ------------------------------
                                     Net Earned    Incurred   Loss
         Line of Business             Premium       Losses    Ratio
  ------------------------------      ---------    ---------  -----
 Diversified financial products     $   538,063   $  263,647   49.0%
 Group life, accident & health          385,257      274,748   71.3
 Aviation                               112,661       62,964   55.9
 London market account                   80,455       35,806   44.5
 Other specialty lines                   88,569       51,465   58.1
 Discontinued lines                         (64)         492     nm
                                      ---------    ---------  -----
 Total                              $ 1,204,941   $  689,122   57.2%
                                      =========    =========  =====

                                            Full Year 2005
                                    ------------------------------
                                    Net Earned    Incurred   Loss
                                      Premium      Losses    Ratio
                                    ----------   ----------  -----
 Diversified financial products     $   531,136   $  255,570   48.1%
 Group life, accident & health          504,382      361,289   71.6
 Aviation                               136,197       91,720   67.3
 London market account                   93,017       98,638  106.0
 Other specialty lines                   97,721       70,936   72.6
 Discontinued lines                       7,535       41,544     nm
                                    ----------   ----------  -----
 Total                              $ 1,369,988   $  919,697   67.1%
                                      =========    =========  =====

 nm - Not meaningful comparison

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300